Exhibit 99.1

OptimizeRx Corporation Reports Record Third Quarter 2015 Results

Strategic Investment by WPP and Expanded Partnership with Allscripts Supports Continued Growth and Profitability into 2016

ROCHESTER, MI – November 12, 2015 – OptimizeRx Corp. (OTCQB: OPRX), a software company whose premier content-delivery platform enables pharmaceutical companies to provide on-demand patient-care services, reported results for the third quarter ended September 30, 2015.

Q3 2015 Highlights

●	Record quarterly net revenue of $2.0 million, up 10% vs. year-ago quarter.

●	Achieved profitability, with net income of $88,000, as opposed to a loss of $295,000 in the year-ago quarter

●	WPP, the largest marketing services company in the world, acquired a minority interest in OptimizeRx for $4.7 million. WPP will assist OptimizeRx in acquiring more brands by leveraging its expansive network of pharmaceutical clients it provides marketing services to. In addition, WPP and OptimizeRx will co-develop new platforms to deliver vital information to physicians and patients, and help expand the electronic health record (EHR) network.

●	Expanded exclusive partnership with Allscripts Healthcare Solutions, a global leader in healthcare information technology solutions, to automate voucher and copay savings support within its Touchworks® EHR platform.

●	Grey Healthcare Group, a subsidiary of WPP, CEO Lynn Vos joined OptimizeRx’s board as a director and is leading the relationship between OptimizeRx and WPP, the largest marketing services company in the world with 3,000 offices and 170,000 associates.

Q3 2015 Financial Summary

Net revenue in the third quarter of 2015 increased 10% to a record $2.0 million from $1.8 million in the same year-ago quarter. The increase was due to both increased promotion of pharmaceutical brands and expanded distribution channels.

Operating expenses were $0.9 million in the third quarter of 2015, as compared to $1.2 million in the same year-ago quarter.

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Net income was $88,000, as compared to a loss of $295,000 in the same year-ago quarter.

Cash and cash equivalents totaled $8.2 million as of September 30, 2015, as compared to $3.4 million as of December 31, 2014, and the company continues to operate debt-free. The increase in cash and equivalents was primarily due to the strategic investment of $4.7 million by WPP, and the company also generated positive cash flow from operations of approximately $0.5 million.

First Nine Months 2015 Financial Summary

Net revenue in the first nine months of 2015 increased 15% to a record $5.2 million from $4.5 million in the same year-ago period.

Operating expenses decreased to $2.7 million as compared to $3.5 million in the same year-ago period. The decrease was primarily due to a $400,000 legal settlement that occurred in the year-ago period, as well as the reduction in stock-based compensation.

Net loss totaled $180,000 or $(0.01) per share, as compared to a loss of $1.3 million or $(0.05) per basic share in the same year-ago period.

Management Commentary

“During the third quarter, we achieved record revenue and attained profitability through continued progress in both segments of our business,” said David Harrell, CEO of OptimizeRx. “This included adding new brands to our channel and expanding agreements with pharmaceutical companies who are looking for new ways to market their products and reach doctors and patients at ‘point-of-prescribe.’

“We expanded our networks with Allscripts to work with us exclusively to manage their patient savings across all of their EHR platforms, including their largest platform, Touchworks, which will be integrated in 2016,” continued Harrell. “With Allscripts, we now are the exclusive delivery platform for more than 200 EHRs, with this exclusivity representing about two thirds of our network. This will insure our leadership as innovators in the space and provide key competitive barriers to entry.

“OptimizeRx has now created the largest network of its kind, with promotional programs incorporated into more than 350 leading EHRs and engaging more healthcare providers at ‘point-of-prescribe’ than any other network. This broad market reach and exclusivity provides a substantial competitive barrier to entry.

“We anticipate our deeper relationship with GHG/WPP and their investment to help expand our point-of-care EHR promotional network and service offerings, increase the number of participating brands, as well as enhance our management and infrastructure. Through this relationship, we now have access to virtually every pharmaceutical company in the world. As announced today, we appointed David Smith as VP of Client Services to leverage this relationship and focus on monetization strategies. In all, we see this key partnership supporting our continued growth and profitability in the current quarter and beyond.”

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Conference Call

OptimizeRX will host a conference call today to discuss the third quarter of 2015, followed by a question and answer period.

Date: Thursday, November 12, 2015

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: +1 (888) 539-3612

Toll dial-in number: +1 (719) 457-2664
Conference ID: 568874

A replay of the call will be available through December 3, 2015.

Replay number: +1 (719) 457-0820

Replay ID: 568874

The company expects to file its quarterly report on Form 10Q today.

About OptimizeRx Corp

OptimizeRx Corporation (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

Our core product, SampleMD, replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading Electronic Health Record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and over 350 other EHRs to reach over 250,000 healthcare providers. In turn, we promote patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$8,174,409	$3,446,973
Accounts receivable	2,740,104	2,100,381
Prepaid expenses	86,796	28,093
Total Current Assets	11,001,309	5,575,447
Property and equipment, net	10,104	12,813
Other Assets
Patent rights, net	889,184	930,854
Web development costs, net	414,066	504,643
Security deposit	5,049	5,049
Total Other Assets	1,308,299	1,440,546
TOTAL ASSETS	$12,319,712	$7,028,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$174,924	$200,372
Accounts payable - related party	570,000	570,000
Accrued expenses	45,005	25,459
Revenue share payable	1,996,969	1,502,761
Deferred revenue	293,112	120,130
Total Liabilities	3,080,010	2,418,722
Stockholders' Equity
Common stock, $.001 par value, 500,000,000 shares authorized, 29,018,425 and 22,867,319 shares issued and outstanding, respectively	29,018	22,867
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Stock warrants	2,342,645	2,153,295
Additional paid-in-capital	32,075,631	27,595,609
Stock payable	1,132,148	963,063
Deferred stock compensation	(34,500)	-
Accumulated deficit	(26,305,240)	(26,124,750)
Total Stockholders' Equity	9,239,702	4,610,084
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,319,712	$7,028,806

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OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

	For the Three Months Ended			For the Nine Months Ended
	September 30			September 30
	2015	Restated 2014		2015	Restated 2014

NET REVENUE	$2,007,409		$1,819,421	$5,200,419	$4,535,657

COST OF SALES	1,044,415		958,334	2,683,183	2,249,885

GROSS MARGIN	962,994		861,087	2,517,236	2,285,772

OPERATING EXPENSES	875,425		1,155,933	2,698,694	3,542,680

INCOME (LOSS) FROM OPERATIONS	87,569		(294,846)	(181,458)	(1,256,908)

OTHER INCOME (EXPENSE)
Interest income	368		303	968	632

TOTAL OTHER INCOME (EXPENSE)	368		303	968	632

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	87,937		(294,543)	(180,490)	(1,256,276)

PROVISION FOR INCOME TAXES	-		-	-	-

NET INCOME (LOSS)	$87,937		$(294,543)	$(180,490)	$(1,256,276)

WEIGHTED AVERGE NUMBER OF SHARES OUTSTANDING

BASIC	23,259,837		23,362,377	23,060,787	21,089,514
DILUTED	24,348,551		N/A	N/A	N/A

NET INCOME (LOSS) PER SHARE

BASIC	$0.00		$(0.01)	$(0.01)	$(0.05)
DILUTED	0.00	$	N/A	N/A	N/A

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Company Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807

Investor Relations Contact:

Liolios Group

Ron Both, Senior Managing Director

oprx@liolios.com

949-574-3860

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